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                                                                   EXHIBIT 10.9

                        FORM OF STOCK OPTION AGREEMENT

          INCENTIVE STOCK OPTION AGREEMENT made this 15th day of September,
1999.

BETWEEN:

          EMPLOYEE


          (hereinafter referred to as the "Optionee")

                                                               OF THE FIRST PART

AND:


          CARBITE GOLF INC., a company duly incorporated pursuant to the laws of the Province of British Columbia and having its registered and records office located at 2700 - 700 West Georgia Street, Vancouver, British Columbia V7Y 1B8


          (hereinafter referred to as the "Company")

                                                              OF THE SECOND PART

WHEREAS:

A. The Optionee (or in the event that the Optionee is a corporation, the individual who owns all of the issued and outstanding shares of such corporation), is a Director, Senior Officer, Employee or Consultant of the Company, or its subsidiaries;

B. The Company desires to grant the Optionee an option to purchase common shares in the capital of the Company;

          NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of $1.00 given by the Optionee to the Company and other good and valuable consideration (the receipt and sufficiency of which is acknowledged by the Company) the parties hereto agree as follows:

1. Subject to the provisions hereof, as an incentive to the Optionee and not as an inducement to employment or continued employment by the Company, the Company grants to the Optionee an option to purchase, from time to time, a total of ONE HUNDRED FIFTY THOUSAND (150,000) common shares in its share capital (the "Option") at an exercise price of $0.70 per share, exercisable on or before September 15, 2000 (the "Expiry Date").

2. In order to exercise the Option, the Optionee shall, no later than 5:00 p.m. (Vancouver time) on the Expiry Date give written notice to the Company of the Optionee's intention to exercise the Option in whole or in part, such notice to be accompanied by cash or certified cheque, payable to the Company in the amount equal to the number of shares being purchased under the Option.
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                                      -2-

3. The Option shall be in full force and effect and exercisable only so long as the Optionee shall continue to serve in the capacity as a Director, Senior Officer, Employee or Consultant of the Company, and for a period of thirty (30) calendar days after the Optionee ceases to serve in such capacity (the "Termination Date"). This Option shall terminate and shall therefore not be exercisable by the Optionee after 5:00 p.m. (Vancouver time) on the Termination Date. In the event that the Optionee dies during the term of the Option, any unexercised portion of the Option shall be available for exercise by the Optionee's heirs or administrators, prior to the Expiry Date, and within 180 days after the date of the Optionee's death.

4. In the event that the Optionee is not a Director or Senior Officer of the Company, or its subsidiaries (as such terms are defined in the Securities Act (British Columbia)), the Optionee represents and warrants that it is an Employee in accordance with one of the following definitions:

     (a) under the terms of the Optionee's employment contract, the Company is required to make deductions at source for income tax, unemployment insurance and Canada Pension Plan and that the Optionee is to receive all salary net of these amounts; or

     (b) the Optionee is fully responsible to remit applicable income tax, unemployment insurance and Canada Pension Plan payments and that the Company does not deduct any such remittances from the Optionee's salary. The Optionee further represents and warrants that it is a term of the Optionee's contract with Company that the Optionee shall at all times abide by and carry out directions given by the Board of Directors and Senior Officers of the Company within the scope of the Optionee's duties; or

     (c)  the Optionee is a "Consultant" who:

          i) provides ongoing consulting services to the Company under a written contract;

          ii) possesses technical, business or management expertise of value to the Company or an affiliate of the Company; and

          iii) spends a significant amount of time and attention on the business and affairs of the Company or an affiliate of the Company.

5. The Option granted is personal to the Optionee and may not be assigned nor transferred in whole or in part.

6. This Agreement or any amendments to this Agreement shall be subject to the prior approval of the Vancouver Stock Exchange.

7. In the event that the Optionee is an insider of the Company, as that term is defined in section 1(1) of the Securities Act (British Columbia) (an "Insider"), the Optionee agrees not to exercise the Option prior to the approval of the grant of the Option by the shareholders of the Company. For the purposes of this paragraph, approval of the shareholders may be obtained in advance of the grant of the Option hereunder, by way of blanket or omnibus resolution authorizing the Company's Board of Directors to grant Options to Insiders. If the shareholders do not approve the Option, then the Option and this Agreement shall be null and void as of the date of execution.
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                                      -3-

8. In the event the Optionee is a resident of the United States, the shares represented by this option, once exercised, will not have been registered under the United States Securities Act of 1933 (the "Act") or any State securities laws, and will be "RESTRICTED SECURITIES" as that term is defined in Rule 144 under the Act. The shares, once issued, may not be offered for sale, sold or otherwise transferred within the United States except pursuant to an Effective Registration Statement under the Act and any applicable State securities laws, or pursuant to an exemption from registration under the Act, the availability of which will be established to the satisfaction of the Company.

9. Any amendment to this Agreement shall be subject to the approval of the shareholders of the Company if the Optionee was an Insider at the time of the granting the Option, or is an Insider of the Company at the time of the amendment, which approval may also be obtained in advance by blanket or omnibus resolution.

10. Notwithstanding anything to the contrary contained herein, the Option and this Agreement shall be governed under the terms of Plan, as it may exist from time to time, and in the event of any inconsistencies between this Agreement and the Plan, the terms of the Plan shall prevail.

11. In the event that there is any change in the common shares of the Company through the declaration of stock dividends, stock splits, consolidations, exchanges of shares, or otherwise, the number of common shares subject to Option and the option price shall be adjusted appropriately by the Company, at its discretion, and such adjustment shall be effective and binding for all purposes of this Agreement.

12. In the event that the Company shall amalgamate, consolidate with, or merge into another corporation, the Optionee will thereafter receive, upon the exercise of the Option, the securities or property to which a holder of the number of common shares then deliverable upon the exercise of the Option would have been entitled to upon such amalgamation, consolidation, or merger. The Company agrees to take such reasonable steps in connection with such amalgamation, consolidation, or merger as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as near as reasonably possible. A sale of all or substantially all of the assets of the Company for consideration (apart from the assumption of obligations), a substantial portion of which consists of securities shall be deemed a consolidation, amalgamation or merger for the purposes hereof.

13. In the event that the Optionee is a corporation, the Optionee represents and warrants that all of its issued and outstanding shares are owned by a Director, Senior Officer, Employee or Consultant of the Company or its subsidiaries, and the Optionee hereby agrees to complete the "Certification and Undertaking Required from a Corporation granted an Incentive Stock Option" as prescribed by the VSE and attached hereto and represents and warrants that the certifications set forth in such document are true and correct.

14. This Agreement shall enure to the benefit of and be binding upon the parties hereto and upon the successors or assigns of the Company and upon the executors, administrators and legal personal representatives of the Optionee.

15. This Agreement shall be governed, construed and enforced according to the laws of the Province of British Columbia and is subject to the exclusive jurisdiction of the courts of the Province of British Columbia.

16. Whenever the singular or masculine are used throughout this Agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires.

17. The parties agree to execute such further documents and assurances as may be required to effect the intent hereof.
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18.       The Optionee agrees to abide by the provisions of applicable securities laws in the exercise and disposition of any common shares of the Company acquired pursuant to the exercise of the Option.

19. The Optionee and the Company may execute this Agreement in two or more counterparts, each of which is deemed to be an original and all of which constitute one agreement, effective as of the date first above written.

          IN WITNESS WHEREOF the parties hereto have hereunto executed these presents as of the day and year first above written.

THE COMMON SEAL OF               )
CARBITE GOLF INC.                )
was hereunto affixed in          )
the presence of:                 )
                                 )                 C/S
                                 )
______________________________   )
Authorized Signatory             )


SIGNED, SEALED AND DELIVERED     )
by EMPLOYEE in the               )
presence of:                     )
                                 )
______________________________   )      _______________________
Name                             )      NAME
                                 )
______________________________   )
Address                          )
                                 )
______________________________   )
Occupation                       )